EXHIBIT 2.1

                               AMENDMENT NO. 3 TO

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         THIS AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made as of this 15th day of April, 2003, among Bioanalytical Systems, Inc., an Indiana corporation ("BAS"), PI Acquisition Corp., a Maryland corporation ("MergerCo"), and PharmaKinetics Laboratories, Inc., a Maryland corporation (the "Company"). All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

         WHEREAS, BAS, MergerCo and the Company are parties to that certain Agreement and Plan of Merger dated as of June 20, 2002, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of July 24, 2002 and Amendment No. 2 to Agreement and Plan of Merger dated as of November 21, 2002 (the "Merger Agreement"); and

         WHEREAS, BAS, MergerCo and the Company desire to amend certain portions of the Merger Agreement pursuant to the terms and conditions of this Amendment;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and pursuant to Section 10.11 of the Merger Agreement, the Merger Agreement is hereby amended by the parties as follows:

         Section 9.1(b)(iii) is hereby amended by deleting the phrase "March 31, 2003" and replacing it with "June 30, 2003".

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         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                     BIOANALYTICAL SYSTEMS, INC.



                                     By  /s/ Peter T. Kissinger, Ph.D.
                                        ----------------------------------------
                                         Peter T. Kissinger, Ph.D.
                                         Chief Executive Officer


                                     PI ACQUISITION CORP.



                                     By  /s/ Peter T. Kissinger, Ph.D.
                                        ----------------------------------------
                                         Peter T. Kissinger, Ph.D.
                                         Director


                                     PHARMAKINETICS LABORATORIES, INC.



                                     By  /s/ James M. Wilkinson, II, Ph.D.
                                        ----------------------------------------
                                         James M. Wilkinson, II, Ph.D.
                                         President and Chief Executive Officer